UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 29, 2016, Fred’s, Inc. (the “Company”) announced the retirement of Jerry A. Shore, the Company’s Chief Executive Officer, which will become effective in February 2017.

Effective as of August 29, 2016 and in connection with Mr. Shore’s scheduled retirement, the Company and Mr. Shore entered into an amendment to Mr. Shore’s existing Management Compensation Agreement (the “Shore Amendment”).  Pursuant to the terms of the Shore Amendment: (i) Mr. Shore will receive certain retirement cash compensation payable in 2016 and 2017, provided certain goals relating to the transition of Mr. Shore’s duties are achieved, (ii) Mr. Shore will receive restricted shares and/or options, subject to certain vesting requirements, (iii) Mr. Shore will receive payment of 18 months of his and his eligible dependents’ insurance plans according to COBRA, (iv) 30% of Mr. Shore's restricted stock of the Company will be cancelled and Mr. Shore will be paid an amount equal to the closing price of such shares on the effective date of his retirement multiplied by the number of shares being cancelled, with the remaining 70% of Mr. Shore’s restricted stock of the Company vesting according to its original terms, and (v) Mr. Shore will continue to serve on the Company's Board of Directors.

On August 29, 2016, the Company announced that it has appointed Michael K. Bloom as the Company's Chief Executive Officer, effective immediately. Mr. Bloom has more than 30 years of experience in small-box general merchandising, supply chain management and store operations. Prior to his appointment as the Company’s Chief Executive Officer, Mr. Bloom served as the Company’s President and Chief Operating Officer.

Prior to joining the Company, Mr. Bloom served as the president and Chief Operating Officer of Family Dollar Stores, Inc.  Prior to Family Dollar, Mr. Bloom spent more than 20 years with CVS Caremark Corporation, holding a variety of positions with increasing responsibilities in merchandising and operations and rising finally to Executive Vice President of Merchandising, Marketing, Advertising, and Supply Chain. Before joining CVS, Bloom spent 10 years in merchandising and operations management with Virginia-based Peoples Drug Stores and the Florida division of Toronto-based Shoppers Drug Mart Corporation.

Effective as of August 30, 2016 and in connection with his appointment, the Company and Mr. Bloom entered into an amendment to Mr. Bloom’s existing Employment Agreement (the “Bloom Amendment”). The Bloom Amendment extends the initial term of Mr. Bloom’s Employment Agreement for three years from August 30, 2016 (with automatic one year extensions thereafter).

The descriptions of the Shore Amendment and the Bloom Amendment set forth herein do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the Shore Amendment and the Bloom Amendment, respectively, copies of which will be filed as exhibits to the Company's next quarterly report on Form 10-Q.

ITEM 7.01. REGULATION FD DISCLOSURE.

 On August 29, 2016, the Company issued a press release announcing the retirement of Mr. Shore and the appointment of Mr. Bloom.  The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	99.1	Press release of Fred's, Inc. dated August 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date:	September 2, 2016	By:	/s/Mike Bloom
		Name:	Mike Bloom
		Title:	CEO

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	Press release of Fred's, Inc. dated August 29, 2016.